EXHIBIT 10.1

SUBLICENSE RELEASE AGREEMENT

This CONFIDENTIAL SUBLICENSE RELEASE AGREEMENT (this “Agreement”) pursuant to California Evidence Code §§ 1152, 1154 is entered into on this 30th day of June 2015 (the “Effective Date”) by and among BioCorRx, Inc. (“BIOCORRX”), Trinity Rx Solutions, Inc. (“TRINITY”) and Sobriety and Addiction Solutions, LLC (“SAS”) (collectively, the “parties” and individually, a “party”).

WHEREAS, the principals of BIOCORRX and SAS have worked together for several years in varying capacities in the treatment of substance abuse; and

WHEREAS, BIOCORRX, TRINITY and SAS are parties to three (3) sublicense agreements, dated May 13, 2014, May 15, 2014 and June 25, 2014, respectively (collectively, the “Sublicense Agreements”), and BIOCORRX’s and SAS’s predecessors in interest, Fresh Start Private Management, Inc. and Fresh Start NoCal, LLC, respectively, were parties to a license and distribution agreement dated August 2, 2013 (the “Distribution Agreement”), which was superseded by the parties’ May 15, 2014 sublicense agreement; and

WHEREAS TRINITY acknowledged the granting of the sublicenses to SAS by BIOCORRX; and

WHEREAS SAS and its “affiliate” (as defined herein by 17 CFR 230.405) company, MyLife Recovery Centers, Inc., a Delaware corporation, also operate under the name “MyLife.” Whenever “SAS” is presented herein it is understood, acknowledged and for all purposes agreed to by SAS that SAS shall also refer to “MyLife” and that all representations, affirmations and acceptance of terms and obligations by SAS shall also be equally binding upon MyLife;

WHEREAS, BIOCORRX and SAS mutually desire to enter into this Agreement to reimburse, in part, previously paid licensing fees and to allow BIOCORRX and SAS to proceed independently on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the following representations, warranties, covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Execution Of All Necessary Agreements.  Each of BIOCORRX, TRINITY and SAS shall execute this Agreement.

2. Payment Schedule Options.

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3. Termination Of Sublicense Agreements.  The Sublicense Agreements between BIOCORRX, TRINITY and SAS are hereby terminated.  However, as set forth in the Sublicense Agreements, section 11 of the Sublicense Agreements shall survive the termination of the Sublicense Agreements and is not released or waived under this Agreement.  Section 10 of the Sublicense Agreements shall survive termination of the Sublicense Agreements only to the extent that SAS agrees to keep confidential and not to disclose, use, copy, modify, or reverse engineer the formula for BIOCORRX and TRINITY’s Naltrexone implant as set forth in Section 10 of the Sublicense Agreements. For clarification, changing the delivery system shall be deemed by all parties herein as an indisputable innovation and not merely a modification. FURTHERMORE, it is acknowledged that all parties remain free to develop new formulas and products so long as doing so does not require employing intellectual property rights including but not limited to, trade secrets and/or patent(s) belonging to the other party. Section 10 of the Sublicense Agreements is otherwise hereby terminated.  All other sections of the Sublicense Agreements, including but not limited to section 4, shall not survive termination.

4. Operation In All Territories.  BIOCORRX, TRINITY and SAS agree that BIOCORRX and SAS shall equally be allowed and able to operate in all territories including but not limited to those previously governed by the Sublicense Agreements and/or the Distribution Agreement.

5. BIOCORRX’s Release.  For and in consideration of the obligations assumed by SAS under this Agreement, the receipt of which is hereby acknowledged, BIOCORRX, for itself and for its, affiliates, predecessors, successors, administrators, managers, employees, assigns, representatives, principals, agents, directors, officers and legal representatives (collectively, the “BIOCORRX Release Parties”), hereby forever releases and discharges SAS and each of its affiliates, predecessors, successors, administrators, managers, employees, assigns, representatives, principals, agents, directors, officers and legal representatives (collectively, the “SAS Release Parties”) from any and all claims, demands, losses, costs, expenses, damages (including but not limited to compensatory and punitive damages), rights and causes of action, debts, fees, liabilities and obligations of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claim for fees, costs, and/or disbursements of any kind), which the BIOCORRX Release Parties ever had, now have, or hereafter can, shall or may have for, upon, or by reason of any act, omission, transaction, practice, conduct, event, matter, cause or thing, whether known or unknown, discovered or undiscovered, and whether or not previously asserted or assertable, from the beginning of the world to the Effective Date hereof.

6. TRINITY’s Release. For and in consideration of the obligations assumed by SAS under this Agreement, the receipt of which is hereby acknowledged, TRINITY, for itself and for its affiliates, predecessors, successors, administrators, managers, employees, assigns, represenatives, principals, agents, directors, officers and legal representatives (collectively, the “TRINITY Release Parties”), hereby forever releases and discharges the SAS Release Parties from any and all claims, demands, losses, costs, expenses, damages (including but not limited to compensatory and punitive damages), rights and causes of action, debts, fees, liabilities and obligations of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claim for fees, costs, and/or disbursements of any kind), which the TRINITY Release Parties ever had, now have, or hereafter can, shall or may have for, upon, or by reason of any act, omission, transaction, practice, conduct, event, matter, cause or thing, whether known or unknown, discovered or undiscovered, and whether or not previously asserted or assertable, from the beginning of the world to the Effective Date hereof.

7. SAS’s Release.  For and in consideration of the obligations assumed by BIOCORRX and TRINITY under this Agreement, the receipt of which is hereby acknowledged, the SAS Release Parties, individually and collectively, hereby forever release and discharge the BIOCORRX Release Parties and the TRINITY Release Parties, individually and collectively, from any and all claims, demands, losses, costs, expenses, damages (including but not limited to compensatory and punitive damages), rights and causes of action, debts, fees, liabilities and obligations of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claim for fees, costs, and/or disbursements of any kind), which the SAS Release Parties ever had, now have, or hereafter can, shall or may have for, upon, or by reason of any act, omission, transaction, practice, conduct, event, matter, cause or thing, whether known or unknown, discovered or undiscovered, and whether or not previously asserted or assertable, from the beginning of the world to the Effective Date hereof.

8. Mutual Non-Disparagement.  BIOCORRX and TRINITY agree that other than as required by law that they shall not, at any time, (i) make oral or written remarks that publicly disparage SAS, or any of its respective affiliates, directors, officers, owners, members or employees, and/or (ii) engage in any conduct that they know or should know would be injurious to SAS’s reputation or to the reputation of any of its respective affiliates, directors, officers, owners, members or employees, all whether truthful or not truthful.  SAS agrees that other than as required by law that it shall not, at any time, (i) make oral or written remarks that publicly disparage BIOCORRX, TRINITY, or any of their respective affiliates, directors, officers, owners, members or employees, and/or (ii) engage in any conduct that they know or should know would be injurious to BIOCORRX’s reputation, TRINITY’s reputation or to the reputation of any of their respective affiliates, directors, officers, owners, members or employees, all whether truthful or not truthful.  Statements referencing or discussing the distinguishing characteristics of the parties’ respective products and/or services, and any perceived or actual results or benefits thereof, shall not amount to a breach or violation of this paragraph.

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9. Confidentiality.  BIOCORRX, TRINITY and SAS agree that the terms of this Agreement are confidential and shall not, except as compelled by law or public disclosure requirements for publicly traded companies, publicize or disclose to any person or entity any of the specific terms of this Agreement.  BIOCORRX, TRINITY and SAS may reveal the terms of this Agreement to their respective attorneys, such bona fide professional financial advisors as such party may from time to time engage, and any person(s) required by law or order of court to receive such information.  Moreover, all settlement communications, verbal or written, made during the negotiations shall also be kept confidential between the parties and pursuant to California Evidence Code §§ 1152, 1154 shall not be admissible as evidence in any lawsuits or other legal proceedings such as administrative, regulatory, or judicial hearings. If any party is required to disclose any portion of Agreement other than to comply with public disclosure requirements that party shall notify the others prior to disclosing any aspects of Agreement and shall seek to secure a nondisclosure agreement from the individual or entity to whom confidential material is being disclosed.  Subject to the limitations contained in paragraph 8 above, in addition to adhering to all covenants of confidentiality herein, the parties agree that any and all press releases or statements shall not disparage any other party and, if necessary, shall state that the motivations for the splitting of the parties was based solely on a mutual agreement and that separation was amicable.

10. Advertising and Marketing.  By July 3, 2015, BIOCORRX and TRINITY shall remove all references, testimonials, endorsements, information and interviews referring to or identifying SAS and SAS’s brands from all of their respective media platforms, including, but not limited to, websites, marketing materials, videos and advertisements.  By July 3, 2015, SAS shall remove all references, testimonials, endorsements, information and interviews referring to or identifying BIOCORRX and/or TRINITY and their respective brands, including but not limited to Start Fresh, from all of its media platforms, including, but not limited to, websites, marketing materials, videos and advertisements. The lone exception to this are press releases that may already be included on news sections of the parties’ web properties prior to this Agreement or any future press release, if any, referencing this Agreement.

11. Waiver of All Claims.  SAS agrees not to sponsor, promote or voluntarily participate in any capacity in any lawsuit against BIOCORRX and/or TRINITY, its predecessors or any officers, directors, employees, contractors, vendors, consultants, licensees, sublicensees, shareholders, owners or associates past or present for any alleged regulatory violations or any other act or omission deemed to have occurred prior to the Effective Date of this Agreement. A violation of this provision by SAS shall be deemed a material breach bestowing upon BIOCORRX and TRINITY all rights and abilities to fully respond without regard to any limitations otherwise created herein.  BIOCORRX and TRINITY agree not to sponsor, promote or voluntarily participate in any capacity in any lawsuit against SAS, its predecessors or any officers, directors, employees, contractors, vendors, consultants, licensees, sublicensees, shareholders, owners or associates past or present for any alleged regulatory violations or any other act or omission deemed to have occurred prior to the Effective Date of this Agreement. A violation of this provision by BIOCORRX or TRINITY shall be deemed a material breach bestowing upon SAS all rights and abilities to fully respond to the offending party without regard to any limitations otherwise created herein.

12. Costs And Attorneys’ Fees.  BIOCORRX, TRINITY and SAS acknowledge and agree that each of them shall bear their own costs, expenses and attorneys’ fees arising out of the negotiation, drafting and execution of this Agreement.  If any party to this Agreement commences litigation in order to enforce the terms of this Agreement, the prevailing party in any such litigation shall be entitled to its costs and attorneys’ fees incurred in connection with such litigation.

13. Mutual Waiver of Civil Code Section 1542.  The parties expressly acknowledge that they are familiar with principles of law such as Section 1542 of the Civil Code of the State of California, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

To the extent that California or other law may be applicable to this Agreement, the parties hereby expressly agree that the provisions, rights and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein are hereby knowingly and voluntarily waived and relinquished to the fullest extent permitted by law solely in connection with unknown claims that relate to the matters set forth herein, and the parties hereby agree and acknowledge that this is an essential term of the parties’ respective releases.  In connection with the releases, the parties acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected or facts in addition to or different from those which they now know or believe to be true with respect to matters released herein.

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14. Warranty of Authority.  Each of the signatories hereto represents and warrants to be duly authorized to fully and completely resolve the disputes described in this Agreement and to make the release contained in this Agreement, and to bind the party on whose behalf the signatory has agreed to act to the terms and conditions contained in this Agreement.

15. Notices.  All notices, waivers and other communications hereunder shall be in writing and shall be delivered by hand to the other parties, by reputable overnight courier or by certified mail, return receipt requested.  All notices, waivers or other communications shall be deemed delivered when actually received, if delivered by hand, one day after mailing, if sent by overnight receipted courier, and seven days after mailing, if sent by certified mail, and shall be addressed as follows:

If to SAS:

Dan Markel

President, CEO/Founder

4421 Riverside Drive, Suite 102

Toluca Lake, California 91505

(818) 736-5836

If to BIOCORRX:

Brady Granier

CEO

601 Parkcenter Drive, Suite 103

Santa Ana, California 92705

If to TRINITY:

Sal Amodeo

Owner

Trinity Rx Solutions, LLC

217-21 Rockaway Point Blvd.

Breezy Point, NY 11695

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16. Opportunity to Cure Alleged Breach.   Except as otherwise set forth herein, in the event of a claimed breach of any of the provisions, representations, warranties or covenants contained in this Agreement, the party claiming breach shall notify the alleged breaching party in writing (in accordance with the notice provisions hereof) of the claimed breach and the alleged breaching party shall have ten (10) business days after having been “delivered” within the meaning of Paragraph 16 hereof to cure said breach, if curable. As set forth in Paragraph 2 above, any failure to timely tender payment pursuant to the terms set forth in Paragraph 2 of this Agreement shall be subject to a sixty (60) day cure period.

17. Choice of Law.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law.

18. Consent to Jurisdiction.  All disputes concerning or arising out of this Agreement shall be resolved in the courts of the State of California located in Orange County and all parties consent to the jurisdiction of the courts of State of California located in Orange County for the resolution of all disputes concerning or arising out of this Agreement.

19. Benefit and Burden.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, affiliates, subsidiaries, successors, assigns, principals and agents.

20. Severability.  In the event that any term, condition, provision, agreement or covenant contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other term, covenant, provision, agreement or condition herein contained.  If such term, condition, covenant, agreement or other provision shall be deemed invalid due to scope or breadth, such terms, conditions, covenants, agreements or provisions shall be deemed valid to the extent of the scope or breadth permitted by law.

21. Waiver and Amendment.  No breach of any provision hereof can be waived unless in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

22. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior understandings, representations, warranties, promises, inducements, undertakings or agreements between the parties hereto, or any of them, concerning the same, including any and all prior agreements between the parties.  This Agreement may not be amended except in a writing signed by the party to be charged referring specifically to this Agreement.

23. No Reliance.  The parties each acknowledge that they have not executed this Agreement in reliance on any representation, inducement, promise, agreement or warranty, oral or written, which is not contained or referenced in this Agreement.  Each party hereby waives any right to assert that they were fraudulently induced or coerced into executing this Agreement.

24. Represented By Counsel.  All parties hereto represent that they have each been represented by independent counsel in connection with the negotiations leading up to this Agreement and the drafting of this Agreement.  The parties waive any arguments or claims they might otherwise have that they did not have an opportunity to consult with counsel regarding the force, effect, and meaning of this Agreement.  The parties agree that this Agreement has been drafted by counsel for all parties, and no other party shall claim that any inferences should be drawn against any other party with respect to the drafting of this Agreement.

25. Counterparts.  This Agreement may be signed in counterparts and, when thereby fully executed and delivered, shall constitute one integrated agreement. Facsimile and/or email/PDF copies of signatures have the same binding force as original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above indicated.

SOBRIETY AND ADDICTION SOLUTIONS, LLC

By:
DAN MARKEL, as CEO/FOUNDER/PRESIDENT

BIOCORRX, INC.

By:
BRADY GRANIER, as CEO

By:
NEIL MULLER, as PRESIDENT

By:
LOURDES FELIX, as CFO

TRINITY RX SOLUTIONS, INC.

By:
SAL AMODEO, as OWNER

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